LEASE TERMINATION AGREEMENT
This LEASE TERMINATION AGREEMENT (this “Agreement”) is dated and effective as of February 12, 2021 (the “Effective Date”), by and between CHARLES PARK OWNER LLC, a Delaware limited liability company (“New Venture” or “Landlord”), and PEGASYSTEMS INC., a Massachusetts corporation (“Tenant”).
WHEREAS, Charles Park One, LLC (“One Charles Landlord”, as predecessor in interest to New Venture) and Tenant are parties to a certain Lease, dated as of June 29, 2011 (as amended and assigned, if any, the “One Charles Lease”) pursuant to which One Charles Landlord leased to Tenant, and Tenant leased from One Charles Landlord, a certain premises (the “One Charles Premises”) located at One Charles Park, Cambridge, Massachusetts (the “One Charles Property”).
WHEREAS, Charles Park Two, LLC (“One Rogers Landlord”, as predecessor in interest to New Venture) and Tenant are parties to a certain Lease, dated as of June 29, 2011 (as amended and assigned, if any, the “One Rogers Lease”) pursuant to which One Rogers Landlord leased to Tenant, and Tenant leased from One Rogers Landlord, a certain premises (the “One Rogers Premises”) located at One Rogers Street, Cambridge, Massachusetts (the “One Rogers Property”).
WHEREAS, the One Charles Lease and the One Rogers Lease are referred to herein collectively as the “Lease”, and the One Charles Premises and the One Rogers Premises are referred to herein collectively as the “Premises”. Capitalized terms not defined herein shall have the meaning ascribed thereto in the Lease.
WHEREAS, (i) the term of the One Charles Lease is scheduled to expire on December 31, 2023, and (ii) the term of the One Rogers Lease is scheduled to expire on December 31, 2023.
WHEREAS, Principal Real Estate Investors, LLC (“Principal”), as beneficial owner of One Charles Landlord and One Rogers Landlord, consummated a joint venture with affiliates of The Davis Companies pursuant to which, among other things, (i) Principal contributed the One Charles Property and the One Rogers Property to New Venture, and (ii) New Venture succeeded to the interest of Landlord under the Lease.
WHEREAS, subject to the terms of this Agreement, Landlord and Tenant wish to set forth the terms and conditions upon which the One Charles Lease and the One Rogers Lease would terminate.
NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
1.Recitals Incorporated. The foregoing recitals are incorporated by reference into this Agreement as if fully set forth herein.
2.Early Termination. The term of the Lease shall expire and the Lease shall be deemed terminated effective as of 11:59 p.m. on the date (the “Termination Date”) upon which
Tenant and all parties claiming under Tenant have vacated the Premises and Tenant has surrendered the Premises to Landlord in its current condition (reasonable wear and tear and damage by Landlord, Davis and/or New Venture and casualty excepted) and notwithstanding anything to the contrary contained in the Lease, Tenant shall have no obligation to remove and restore Specialty Alterations or Designated Fixtures and Tenant may remove and/or leave in the Premises any of the cabling, wires, furniture, fixtures and/or equipment it so elects without any obligation to replace the furniture, fixtures and/or equipment and/or repair the area and/or areas from where the same was removed (collectively, “Surrender Condition”). By way of example only, if Tenant elects to remove any and all of the soundproof doors in the Premises, Tenant may remove the same and have no responsibility to replace the door and/or doors. The Surrender Condition set forth in this Agreement shall govern and control over any provisions in the Lease with respect to the condition of the Premises at the expiration date of the Lease. Tenant shall cause the Termination Date to occur on (and not before or after) October 1, 2021 (the “Outside Termination Date”). Termination of the Lease on the Termination Date shall have the same force and effect as if the Termination Date is the expiration date set forth in the Lease. In the event that Tenant fails to surrender the Premises to Landlord in Surrender Condition on the Outside Termination Date, Tenant shall immediately be treated as a holdover tenant and Landlord shall have all remedies available to Landlord under the Lease, at law and in equity. As of the Termination Date, neither party shall have any rights, liabilities, obligations, claims, actions or damages arising under the Lease for the period accruing after the Termination Date (and Landlord and Tenant each hereby releases the other therefrom), except those which, by the provisions of the Lease, expressly survive the termination of the Lease.
3.Compliance with Obligations. Prior to the Termination Date, Tenant and Landlord shall continue to be responsible for their respective payment of all amounts due under the Lease and the satisfaction of all of their respective obligations under the Lease and under this Agreement, it being the intent of Landlord and Tenant that, except as modified herein, the Lease shall continue unmodified and in full force and effect through the Termination Date.

4.Termination Payment. Subject to the terms hereof, Landlord and Tenant agree that Landlord shall pay to Tenant by wire transfer made not later than two (2) business days after the Termination Date, the sum of Eighteen Million and No/100 Dollars ($18,000,000.00) (the “Termination Payment”) as valuable and fair consideration for Tenant’s agreement to terminate the Lease in accordance with the terms of this Agreement. Landlord’s performance under this Agreement is expressly conditioned upon (i) the Termination Date occurring not later than the Outside Termination Date, and (ii) no then uncured Event of Default under the Lease and under this Agreement. Tenant’s performance under this Agreement and the continuing effectiveness of this Agreement is expressly conditioned upon Landlord’s timely performance in all material respects of its obligations under the Lease and under this Agreement.
5.Release. Effective as of the Termination Date, Tenant and Landlord each hereby releases the other from all obligations, agreements and covenants under the Lease with respect to the Premises and all claims, actions, liabilities, losses, damages, costs and expenses, known or unknown, which each party (and its successors and assigns) ever had, now have or hereinafter may have against the other arising out of or under or relating, directly or indirectly, to the terms and conditions of the Lease, except those which, by the provisions of the Lease, expressly survive the termination of the Lease.
6.Representations and Covenants.
a.Tenant hereby represents and covenants to Landlord as follows:
i.Authority. Tenant has the full right and authority to enter into this Agreement and the transactions contemplated herein; and the person signing this Agreement and any other document or instrument contemplated hereby on behalf of Tenant is duly authorized to do so. This Agreement and all other documents to be executed by Tenant in connection herewith are legal, valid, and binding obligations of Tenant and are enforceable against Tenant in accordance with their respective terms.
ii.Performance of Obligations. The execution, delivery, and performance of Tenant’s obligations under this Agreement and the consummation of the transactions contemplated hereby (a) will not result in a breach or violation of, or result in an acceleration of, any indebtedness under (or adverse change in) any contract, agreement, or instrument to which Tenant is a party or which affects the Premises or any portion thereof, and (b) do not require any consents, approvals, or authorizations not previously obtained by Tenant.
iii.Ownership of Leasehold. Tenant covenants that, as of the Termination Date, it will be sole owner of the Tenant’s interest in the Lease, and that it will not have made any assignment, sublease, transfer, conveyance, hypothecation, or other disposition of the Lease or any interest therein.
iv.Liens. Tenant has not done or suffered, and will not do or suffer, anything whereby the Lease or the Premises have (or will) become encumbered by any mechanics’ or materialmens’ liens or in any other manner whatsoever.
b.Landlord hereby represents and warrants to Tenant as follows:
i.Authority. Landlord has the full right and authority to enter into this Agreement and the transactions contemplated herein; and the persons signing this Agreement and any other document or instrument contemplated hereby on behalf of Landlord are duly authorized to do so. This Agreement and all other documents to be executed by Landlord in connection herewith are legal, valid, and binding obligations of Landlord and are enforceable against Landlord in accordance with their respective terms.
ii.Performance of Obligations. The execution, delivery, and performance of Landlord’s obligations under this Agreement and the consummation of the transactions contemplated hereby (a) will not result in a breach or violation of, or result in an acceleration of, any indebtedness under (or adverse change in) any contract, agreement, or instrument to which Landlord is a party, and (b) do not require any consents, approvals, or authorizations not previously obtained by Landlord.
iii.Fee Simple Ownership. Landlord is the fee simple owner of the One Charles Property and the One Rogers Property.
7.Letter of Credit. In order to secure Landlord’s obligation to make the Termination Payment pursuant to the terms of this Agreement, Landlord shall deliver to Tenant, not more than forty-five (45) days after the Effective Date (i.e., March 29, 2021), an irrevocable letter of credit issued by First Republic Bank in the amount of the Termination Payment, and in the form attached hereto as Exhibit A and made a part hereof, and which is binding and available to be drawn upon by Tenant for the period ending one (1) month after the Outside Termination Date (the “Letter of Credit”). In the event that Landlord has not timely delivered the Letter of Credit to Tenant as aforesaid, Tenant shall have the right to deliver to Landlord a reminder notice with the following legend prominently at the top: “TENANT WILL HAVE THE RIGHT TO VOID THE TERMINATION AGREEMENT IF LANDLORD FAILS TO TIMELY DELIVER THE LETTER OF CREDIT.” In the event that Landlord has not delivered the Letter of Credit within five (5) business days after receipt of Tenant’s reminder notice, Tenant shall have the right to terminate this Agreement immediately by notice delivered to Landlord.

8.Landlord’s Access. Tenant hereby grants to Landlord and its engineers, architects, contractors, representatives, consultants, advisors and other employees and agents (collectively, “Representatives”) a temporary, nonexclusive license and permission to enter upon the Premises at reasonable times on a business day or days for the purpose of conducting a noninvasive exploratory examination of chase ways, mechanical systems, and structural elements of the Building or Premises, provided Landlord shall: (i) in all events give at least seventy-two (72) hours’ telephonic advance notice to Tenant so that Tenant shall have a reasonable opportunity to have a representative present; (ii) not unreasonably interfere with Tenant’s ability to achieve the Surrender Condition and/or the use or operation of the Premises; (iii) comply with Tenant’s security requirements; and (iv) provide Tenant with insurance certificate(s) for each of the Representatives naming Tenant as loss payee and additional insured. While at the Premises, Landlord shall comply and will cause any of its Representatives to comply with all applicable governmental laws and regulations. In furtherance of the foregoing, all entry shall be conducted outside of Tenant’s business hours and all such entry shall be limited to no more than two (2) hours on the date of entry. Landlord shall immediately restore and/or clean any damage to the Premises caused by Landlord or its Representatives to substantially the same condition as existed prior to its access and Landlord shall indemnify, defend and hold harmless Tenant of and from any and all claims and/or liabilities which Tenant may suffer or be subject by reason of or in any manner relating to Landlord’s access; provided, however, that Tenant shall not be entitled to indemnification hereunder because of, and Landlord shall not be liable or responsible for, (a) the discovery of any pre-existing condition or other fact or circumstance during its inspections of the Premises not caused or exacerbated by Landlord or its Representatives, or (b) the gross negligence or intentional misconduct of Tenant.
9.Memorandum for Recording. On or before the Termination Date, Tenant shall deliver to Landlord one (1) executed and notarized counterpart of each Memorandum of Lease Termination in a commercially reasonable form approved by Landlord and Tenant. Thereafter, Landlord, at its sole cost and expense, shall cause each Memorandum of Lease Termination to be recorded with the Middlesex South Registry of Deeds and filed with the Middlesex South Registry District of the Land Court.
10.Attorney’s Fees. If there is any final, unappealable legal action or proceeding between the parties to enforce or interpret any provisions of this Agreement or to protect or establish any right or remedy of any of them hereunder, the unsuccessful party to such final, unappealable action or proceeding shall pay to the prevailing party all costs and expenses (including, but not limited to, reasonable attorneys’ fees and disbursements) incurred by such prevailing party in pursuing such final, unappealable action or proceeding. If any party secures a judgment or award in any such final, unappealable action or proceeding, then any costs and expenses (including, but not limited to, reasonable attorneys’ fees and disbursements) incurred by the prevailing party in enforcing such final, unappealable judgment, or any costs and expenses (including, but not limited to, reasonable attorneys’ fees and disbursements) incurred by the prevailing party in any final, unappealable appeal from such judgment in connection with such appeal shall be recoverable separately from and in addition to any other amount included in such judgment or award. The preceding sentence is intended to be severable from the other provisions of this Agreement, and shall survive and not be merged into any such final, unappealable judgment or award.
11.Successors and Assigns. The terms, provisions, covenants and conditions contained in this Agreement shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns.
12.Brokerage. Landlord and Tenant each represents and warrants to the other that it has dealt with no broker or agent in connection with this Agreement, and Landlord and Tenant each agrees to indemnify the other party for its own breach of such representation and warranty.
13.Final and Complete Expression. The Lease, as amended hereby, is hereby ratified, confirmed and approved in all respects by Landlord and Tenant. This Agreement is the final and complete expression of the parties with respect to the subject matter hereof. This Agreement may not be modified, interpreted, amended, waived or revoked orally, but only by a writing signed by Landlord and Tenant.
14.Confidentiality. Landlord and Tenant each agrees: (a) to treat the terms of this Agreement (the “Confidential Information”) as confidential and (b) not to disclose, directly or indirectly, to any third party nor permit any third party to have access to any or all of such Confidential Information, including, without limitation, any tenants of the property of which the Premises is a part and any brokers. Notwithstanding the foregoing, Landlord and Tenant shall each have the right to disclose the Confidential Information if required by law, including securities law, and to their respective constituent owners, employees, legal counsel, consultants, advisors, and actual and potential sources of debt and equity, in each case who are directed to treat the Confidential Information in accordance with the terms hereof. This Section 14 shall survive the expiration or earlier termination of the Lease.
15.Severability. If any provision in this Agreement is deemed invalid, then the remaining provisions thereof will continue in full force and effect and will be construed as if the invalid provision had not been a part of this Agreement.
16.Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts without regard to conflicts of laws principles.

17.Execution by Facsimile or PDF; Counterparts. The parties agree that this Agreement may be transmitted between them by facsimile machine or by an electronic PDF file, and the parties intend that a telecopy of, or an electronic PDF file with, the Agreement containing either the original and/or copies of the signature of all parties shall constitute a binding Agreement. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement. This Agreement represents the entire agreement between the parties concerning the subject matter hereof and supersedes all prior discussions, negotiations and agreements between them regarding the subject matter of this Agreement.
18.Time of Essence. Time is of the essence of each and every term and provision hereof.

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WITNESS the execution of this Agreement as an instrument under seal as of the date first above written.

LANDLORD:	CHARLES PARK OWNER LLC

By: /s/ Jonathan G. Davis
Name: Jonathan G. Davis
Title: Authorized Signatory

TENANT:	PEGASYSTEMS INC.

By: /s/ Kenneth Stillwell
Name: Kenneth Stillwell
Title: CFO

EXHIBIT A

LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT

Letter of Credit No.: TBD
Dated: February 1, 2021
PEGASYSTEMS INC. (“Beneficiary”)
1 Rogers Street
Cambridge, MA 02142
Attn: Dan Ryan

Ladies and Gentlemen:
At the request and for the account of Davis Investment Ventures Fund IV, L.P., Davis Investment Ventures Fund IV-A, L.P., Davis Investment Ventures Fund IV-B, L.P., and DIV REIT IV, LLC (“Applicant”), we hereby establish in your favor our irrevocable standby letter of credit in an aggregate amount not to exceed Eighteen Million and 00/100 US Dollars (US $18,000,000.00) available for payment by your draft upon presentation to us of the following:
1.This original letter of credit together with all executed written amendments hereto.
2.An original signed and dated drawing certificate from you addressed to us in the form annexed hereto as Exhibit A (after complying with all instructions in brackets contained therein).
Drawing certificates shall be drawn on us and presented to us at the Letter of Credit Office (as hereinafter defined) at or before 5:00 p.m., local time of the Letter of Credit Office, on a Business Day (as hereinafter defined) occurring not later than the Expiration Date (as hereinafter defined). As used herein: “Letter of Credit Office” means our office located at 160 Federal Street, 8th Floor, Boston, MA 02110, Attn: Business Banking; and “Business Day” means any day other than a Saturday, Sunday or other day on which the Letter of Credit Office is not open for business or on which commercial banks are authorized or required to close, or are in fact closed, under the laws of Massachusetts.
Demands for payment may also be made by presentation of drawing certificates and a copy of this Letter of Credit by facsimile transmission of documents to 415-249-2870, Attention: Commercial Loan Servicing. If presentation is made by facsimile transmission, you may contact us at 415-364-4410 to confirm our receipt of the transmission. Your failure to seek such a telephone confirmation does not affect our obligation to honor such a presentation.
All drawing certificates drawn under this letter of credit shall contain the above-referenced letter of credit number. We agree that all drawing certificates drawn on us under and in compliance with the terms of this letter of credit will be duly honored by us not later than three (3) Business Days following presentation to the Letter of Credit Office. Our obligation hereunder is our individual obligation and is not contingent upon reimbursement. We will pay all drawings under this Letter of Credit with our own funds and not with funds derived from Applicant or a subsidiary or affiliate thereof.
This standby letter of credit expires on October 31, 2021.
Partial drawings under this letter of credit are not permitted.
This letter of credit may be reduced at the written request of the Beneficiary. Upon our receipt of each reduction certificate in the form annexed hereto as Exhibit B (after complying with all instructions in brackets contained therein.) the amount of this letter of credit shall be automatically and permanently reduced, without amendment, by the amount of the reduction requested.
This letter of credit is not transferable.
Standard fees apply for each reduction, transfer, renewal and/or partial draw of this letter of credit (in each of the foregoing circumstances, solely to the extent expressly permitted hereby), which fees are payable by Applicant. Applicant’s failure to pay such fees shall not delay or impede any of the above actions.
We may accept documents which appear on their face to be in order without responsibility for further investigation (even as regards any purported default by Applicant) regardless of any notice or information to the contrary.

This letter of credit is subject to and governed by the International Standby Practices 1998 of the International Chamber of Commerce, Publication 590 or to any subsequent version of such publication as in effect on the date hereof (“ISP98”) and, as to matters not covered therein and not inconsistent therewith, the internal laws of Massachusetts, including, without limitation, the Uniform Commercial Code as from time to time in effect in such jurisdiction.

First Republic Bank

By: ____________________________
Name: ____________________________
Title: ____________________________

Exhibit A to First Republic Bank Irrevocable Standby Letter of Credit No.
[EXHIBIT TO BE TYPED ON BENEFICIARY’S LETTERHEAD]
IRREVOCABLE STANDBY LETTER OF CREDIT DRAWING CERTIFICATE

First Republic Bank
160 Federal Street, 8th Floor,
Boston, MA 02110,
Attn: Business Banking

Re:    Irrevocable Standby Letter of Credit No. [insert Letter of Credit No.], dated [insert date], issued by First Republic Bank (the “Letter of Credit”) for the account of [insert name of applicant] (“Applicant”)

Ladies and Gentlemen:
The undersigned, being the beneficiary (“Beneficiary”) (or a duly authorized representative thereof) of the Letter of Credit, hereby:
a.demands payment from you in the amount of [insert amount in words] US Dollars (US$[insert amount in figures]) under the Letter of Credit, and
b.certifies to you that the amount demanded represents funds due and owing from Applicant to Beneficiary on account of a default by Landlord, an affiliate of Applicant, to pay to Beneficiary the “Termination Payment” in accordance with the terms and conditions of Section 4 of a certain Lease Termination Agreement, dated as of February     , 2021. Each capitalized term used but not otherwise defined herein has the meaning ascribed thereto in the Letter of Credit.
IN WITNESS WHEREOF, the undersigned has executed and delivered this original certificate as of [insert date].

Very truly yours,
[insert name of Beneficiary and date of this Drawing Certificate]
By: [insert signature]_______________
Name: [insert name]__________________
Title: [inset title]_____________________
Date: [insert date]____________________

Exhibit B to First Republic Bank
Irrevocable Standby Letter of Credit No. _________

[EXHIBIT TO BE TYPED ON BENEFICIARY’S LETTERHEAD]
IRREVOCABLE STANDBY LETTER OF CREDIT REDUCTION CERTIFICATE

First Republic Bank
160 Federal Street, 8th Floor,
Boston, MA 02110,
Attn: Business Banking

Re: Irrevocable Standby Letter of Credit No. [insert Letter of Credit No.], dated [insert date], issued by First Republic Bank (the “Letter of Credit”) for the account of [insert name of applicant] (“Applicant”), with the current amount available for drawing thereunder being [insert in words current amount available for drawing under the Letter of Credit] US Dollars (US$[insert in figures current amount available for drawing under the Letter of Credit]).

Ladies and Gentlemen:
The undersigned, being the beneficiary (“Beneficiary”) (or a duly authorized representative thereof) of the Letter of Credit, hereby unconditionally and irrevocably requests that you decrease the amount available for drawing under the Letter of Credit by [insert amount in words] US Dollars (US$[insert amount in figures]), resulting in the amount available for drawing under the Letter of Credit to be reduced to [insert in words reduced amount available for drawing under the Letter of Credit] US Dollars (US$[insert in figures reduced amount available for drawing under the Letter of Credit]).

IN WITNESS WHEREOF, the undersigned has executed and delivered this original certificate as of the [insert date].

Very truly yours,
[insert name of Beneficiary and date of this Drawing Certificate]
By: [insert signature]_______________
Name: [insert name]__________________
Title: [inset title]_____________________
Date: [insert date]____________________

Requested reduction hereby acknowledged:
FIRST REPUBLIC BANK
By: ____________________________
Name: ____________________________
Title: ____________________________
Date: ____________________________